Exhibit 3.78

CERTIFICATE OF LIMITED PARTNERSHIP

OF

IASIS GLENWOOD REGIONAL MEDICAL CENTER, L.P.

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, hereby certifies as follows:

1. The name of the Partnership is IASIS Glenwood Regional Medical Center, L.P.

2. The name and address of the registered agent is The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle.

3. The name and business, residence or mailing address of the sole general partner is as follows:

NAME	ADDRESS
IASIS Healthcare Holdings, Inc.	117 Seaboard Lane, Building E Franklin, Tennessee 37067

4. This Certificate of Limited Partnership shell beeffective upon filing with the Secretary of State.

IN WITNESS WHEREOF, the undersigned, being the sole general partner of the Partnership, has caused this Certificate of Limited Partnership to be duly executed as of this 18th day of July, 2006

IASIS HEALTHCARE HOLDINGS, INC., General Partner

By:	/s/ Karen H. Abbott
Name: Karen H. Abbott
Title: Assistant Secretary